SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 20, 2013

PACIFIC ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA 95814

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Financing Transaction

On March 28, 2013, Pacific Ethanol, Inc. (the “Company”) entered into a Securities Purchase Agreement with certain investors (the “Investors”) pursuant to which the Company agreed to sell to such Investors an aggregate of (i) 6,000 units (“Units”), with each Unit consisting of $1,000 of the Company’s Series A Subordinated Convertible Notes, a Series A Warrant to purchase up to 131.4 shares of the Company’s common stock (as adjusted for the Company’s 1-for-15 reverse stock split effective May 14, 2013) for a term of two years and a Series B Warrant to purchase up to 178.2 shares of the Company’s common stock (as adjusted for the Company’s 1-for-15 reverse stock split effective May 14, 2013) for a term of two years after the closing of the Series B Note Offering (as defined below), in an offering (“Series A Offering”) pursuant to a prospectus supplement to the Company’s shelf registration statement on Form S-3 (Registration No. 333-180731) at an initial closing and (ii) $8,000,000 of the Company’s Series B Subordinated Convertible Notes (the “Series B Notes”) in an offering (the “Series B Note Offering”) pursuant to a separate prospectus supplement to the Company’s shelf registration statement on Form S-3 (Registration No. 333-180731) at a subsequent closing (collectively, the Series A Offering and the Series B Note Offering, the “Financing Transaction”). Lazard Capital Markets LLC served as the sole placement agent for the Financing Transaction pursuant to the terms of a Placement Agent Agreement dated March 28, 2013 (the “Placement Agent Agreement”).

The Series A Offering closed on March 28, 2013.  The closing of the Series B Note Offering was subject to various closing conditions, including, without limitation, the requirement that the Company obtain stockholder approval for the Series A Offering and the Series B Note Offering. On June 18, 2013, the Company obtained stockholder approval for the Series A Offering and the Series B Note Offering.

The Series B Note Offering closed on June 20, 2013.   The Company issued the Series B Notes under an indenture dated March 28, 2013, between the Company and and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented by a second supplemental indenture thereto, dated as of June 20, 2013, relating to the Series B Notes (the “Second Supplemental Indenture” and, the Base Indenture as supplemented by the Second Supplemental Indenture, the “Second Indenture”). The terms of the Series B Notes include those provided in the Second Indenture and those made part of the Second Indenture by reference to the Trust Indenture Act. Under the terms of the Placement Agent Agreement, the Company will pay its placement agent a fee of $470,000 in connection with the Series B Note Offering.

The Company will receive approximately $7.5 million in net proceeds from the Series B Note Offering, after deducting the Company’s placement agent’s fee of $470,000. The Company’s other offering expenses, other than the Company’s placement agent’s fee, will be approximately $200,000, which expenses will be paid out of the proceeds the Series B Note Offering.

A summary of the terms of the Financing Transaction, the Series B Notes and the Second Indenture are contained in the Company’s Current Report on Form 8-K filed on March 28, 2013 (the “Initial 8-K”). The summary is qualified in its entirety by reference to the full text of the agreements, each of which is attached as an exhibit to the Initial 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with the Financing Transaction. When reviewing the Initial 8-K, readers should note that the Initial 8-K was filed prior to a 1-for-15 reverse stock split of the Company’s common stock that became effective on May 14, 2013.

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Acquisition of Plant Debt and Extension of Maturity of Plant Debt

Certain of the Company’s subsidiaries are party to a credit facility (“Second Lien Credit Facility”) that was amended and restated on October 29, 2012 that provides for a revolving credit facility of up to $40.0 million (“Revolving Loan”), a term loan of $25.0 million, and a term loan of $26.3 million. Prior to the consummation of the Nordkap Transaction (as defined below), $4.1 million of the combined revolving loans and term loans under these credit facilities had a maturity date of June 25, 2013 (“June Indebtedness”).

On June 21, 2013, the Company entered into an agreement with an existing lender under the Second Lien Credit Facility under which the Company agreed to purchase (i) $4.1 million of the June Indebtedness for a purchase price of $3.0 million in cash and (ii) 19.7 units of limited liability company interests of New PE Holdco, LLC for a purchase price of $197,000 in cash (the “Nordkap Transaction”). The Company used approximately $3.2 million of the net proceeds of the Series B Note Offering to consummate the Nordkap Transaction. After the closing of the Nordkap Transaction, the Company holds an 85% ownership interest in New PE Holdco, LLC. As a result of the purchase of the June Indebtedness by the Company, the maturity date applicable to approximately $2.9 million the June Indebtedness has been extended from June 25, 2013 to June 30, 2016. Concurrent with the closing of the Nordkap Transaction, $1.2 million of the June Indebtedness that the Company purchased was immediately retired.

Item 2.03     Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant

On June 20, 2013, the Company issued $8 million of its Series B Notes. The description of the Financing Transaction in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Series A Notes and Series B Notes (**)(#)
10.2	Form of First Supplemental Indenture and Second Supplemental Indenture (**)(#)
10.3	Agreement for Purchase and Sale of Loans and Units dated June 21, 2013 by and among Nordkap AG, NKPacific, LLC and Pacific Ethanol, Inc. (*)

(#) Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

(*) Filed as an exhibit hereto.

(**) Filed as an exhibit to the Initial 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ETHANOL, INC.

Date: June 24, 2013	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright, Vice President, General Counsel & Secretary

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EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description

10.3	Agreement for Purchase and Sale of Loans and Units dated June 21, 2013 by and among Nordkap AG, NKPacific, LLC and Pacific Ethanol, Inc.

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